Amendment 1 to
                      SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[x]    Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only [as permitted by Rule
       14a-6(e)(2)]
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

              PRATT, WYLCE & LORDS, LTD.
          (name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x]  No Fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
      11.
    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4)  Proposed maximum aggregate value of transaction:
    5)  Total fee paid:

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
previously.   Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)   Amount Previously Paid:
    2)   Form, Schedule or Registration Statement No.:
    3)   Filing Party:
    4)   Date Filed:

              THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF
           PRATT, WYLCE & LORDS, LTD. (the "Company")

L. Alan Schafler is hereby authorized to represent and to vote the shares of the undersigned in the Company at an Annual Meeting (hereinafter referred to as "Annual Meeting") of Stockholders to be held on September 15, 1998 and at any adjournment as if the undersigned were present and voting at the meeting.
NOTE:  Cumulative voting for directors is not allowed.

1. Proposal to elect not to be treated as a Business Development Company under the Investment Act of 1940
	FOR [  ] AGAINST [  ] ABSTAIN [  ]

2. Proposal to amend Articles of Incorporation to authorize a Class of Preferred Shares and to Grant Exclusive Authority to the Board of Directors to Determine the Rights and Preferences of the Preferred Stock
	FOR [  ] AGAINST [  ] ABSTAIN [  ]

3.    Election of Directors
      FOR all nominees (except as written on the line below)  [   ]
          WITHHOLD AUTHORITY TO VOTE
          for all nominees listed below       [  ]

      NOMINEES:    L. Alan Schafler, Erich K. Schmid, James Yanai

(INSTRUCTIONS: To withhold authority to vote for any individual nominees write the nominee's name on the line below.)

      -------------------------------------------------

4. Proposal to change name of the Company to Bionet Technologies, Inc. FOR [ ] AGAINST [ ] ABSTAIN [ ]

5. Approval of James E. Scheifley & Associates, P.C. as Independent Certified Accountants for fiscal year ending January 31, 1999.
      FOR [  ]  AGAINST [   ] ABSTAIN [   ]

6. In their discretion, on any other business that may properly come before the meeting.

The shares represented hereby will be voted. With respect to items 1 - 43 above, the shares will be voted in accordance with the specifications made and where no specifications are given, said proxies will vote for the proposals. This proxy may be exercised by a majority of those proxies or their substitutes who attend the meeting.

Please sign and date and return to Pratt, Wylce & Lords, Ltd., P.O. Box 7571 Hilton Head Island, SC 29938

						Dated  August 12, 1998

						----------------------
						Signature


						----------------------
						Signature

Joint Owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers, should give full title.


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

                   PRATT, WYLCE & LORDS, LTD.
                              P.O. Box 7571
                         Hilton Head Island, SC 29938
                           Telephone: (803) 686-5590
                           Facsimile: (803) 686-5595
August 12, 1998

To the Stockholders of
Pratt, Wylce & Lords, Ltd.

You are cordially invited to attend an Annual Meeting (hereinafter referred to as "Annual Meeting") of Stockholders of Pratt, Wylce & Lords, Ltd. (the "Company"), to be held at 2035 Staysail Lane, Jupiter, Florida 33477, at 9:00 A.M., Eastern time on September 15, 1998, to consider and vote upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

In addition to the election of directors and the approval of independent certified public accountants for the fiscal year ended January 31, 1999, Shareholders will be asked to approve the proposal that the Company elect to cease to do business as a Business Development Company under the Investment
Act of 1940.   Approval of the proposal would allow the Company to move
forward with its new business plan and would be economically beneficial to
the Company.    The Company would not be subject to the requirements of the
Investment Act of 1940. The Company would still be subject to the reporting requirements of the Exchange Act. The shareholders will also be asked to change the name of the Company to Bionet Technologies, Inc. to more accurately reflect the nature of the Company's operations. Finally, the shareholders shall be asked to approve the creation of a class of Preferred stock. Approval of the proposal would assist the Company in providing incentives to principals of proposed business opportunities.

Since it is important that your shares be represented at the meeting whether or not you plan to attend in person, please indicate on the enclosed proxy your decisions about how you wish to vote and sign, date and return the proxy promptly in the envelope provided. If you find it possible to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. Your vote is important, regardless of the number of shares you own.

Sincerely,


-------------------------
L. Alan Schafler
Chairman of the Board of Directors
Chief Executive Officer


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
                            PRATT, WYLCE & LORDS, LTD.
                                    NOTICE OF
                                  ANNUAL MEETING
                                  OF STOCKHOLDERS
                                     To Be Held
                                  September 15, 1998


To the Stockholders of
Pratt, Wylce & Lords, Ltd.

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Pratt, Wlyce & Lords, Ltd. (the "Company") will be held on September 15, 1997 at 9:00 o'clock in the morning, local time at the for the following purposes; all as more specifically set forth in the attached Proxy Statement.

1. To consider and vote upon the proposal to cease doing business as a Business Development Company under the Investment Act of 1940.

2.   To consider and vote upon the authorization of Preferred Shares.

3. To consider and vote upon the election of the Officers and Directors of the Company.

4. To consider and vote upon the change of the name of the Company to Bionet Technologies, Inc.

5. To approve James E. Scheifley & Associates, P.C. as Independent Certified Accountants for fiscal year ended January 31, 1999.

6. To transact such other business as may properly be brought before this meeting.

Only holders of record of Common Stock of the Corporation as of the close of business on July 31, 1998, are entitled to notice of or to vote at the meeting or any adjournment thereof. The stock transfer books of the Corporation will not be closed.

Stockholders are encouraged to attend the meeting in person. To ensure that your shares will be represented, we urge you to vote, date, sign and mail the Proxy Card in the envelope which is provided, whether or not you expect to be present at the meeting. The prompt return of your Proxy Card will be appreciated. It will also save the Company the expense of a reminder mailing. The giving of such Proxy will not affect your right to revoke such Proxy by appropriate written notice or to vote in person should you later decide to attend the meeting.

By order of the Board of Directors


                                     L. Alan Schafler
August 12, 1998                   Chairman of the Board of Directors
                                     Chief Executive Officers


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
                              PROXY STATEMENT
                         PRATT, WYLCE & LORDS, LTD.

                      ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held September 15, 1998

                              INTRODUCTION


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pratt, Wylce & Lords, Ltd., a Nevada corporation (the "Company"), to be voted at an Annual Meeting of Stockholders of the Company to be held on September 15, 1998 at 9:00 A.M., Eastern time, at 2035 Staysail Lane, Jupiter, Florida 33477 and at any adjournment thereof (the "Meeting"). The Proxy may be revoked by appropriate written notice at any time before it is exercised. See, "Voting and Solicitation of Proxies".

This Proxy Statement and the accompanying Notice and Form of Proxy are being mailed on or about September 15, 1998 to record holders of the Company's Common Stock as of July 31, 1998 (the "Record Date").

As of Record Date, 5,243,470 shares of Common Stock of the Corporation were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting.

Pratt, Wylce & Lords, Ltd., (the "Company") was incorporated in the State of Florida on May 22, 1986 using the name Global Wrestling Alliance, Inc. The Company was authorized to issue 75,000,000 common shares at $.0001
par  value.    The Company had limited operations  from  1988  through 1990
and ceased operations at that time.   The Company  experienced  a change in
control and pursuant to a Board of Directors meeting and subsequent written consent of a majority of its shareholders on May 31, 1993, the Company began operations of its present business under the name Pratt, Wylce & Lords, Ltd. and a One for One Hundred reverse stock split was effectuated. The Company was reincorporated in the State of Nevada on August 18, 1993. Pursuant to the Articles of Merger, the Company is authorized to issue 75,000,000 common shares at $.001 par value and there are currently
5,243,470  common  shares  outstanding.

The previous business objective of the Company was to provide consulting services which assist the client company in becoming a publicly traded company.

During January 1997, the Company determined that it was unable to complete certain of its consulting projects and would be unable to accept new
consulting clients in the future.    The Company negotiated contract
termination agreements with all of its clients which provide for the immediate discontinuance of consulting services. The termination contracts provide that the Company retain as revenue all cash paid to date and that the Company return all or a major portion on common stock issued to it by client companies.

Since its cessation of financial consulting activities, the Company has carried out administrative functions and has begun liquidating its investment portfolio.

During the year ended January 31, 1998, the Company made working capital advances to Immune Technologies, Inc. (Immune), a former client company,
amounting to $54,100.   The business of Immune consists of research and
development and marketing of products based on new technology for the prevention and related therapy of infectious diseases in animals.

In April 1998, the Company entered into a purchase and sale agreement with Immune whereby the Company purchased certain assets of Immune consisting primarily of accounts receivable, furniture, equipment and intangible assets. The purchase price paid consisted of 2,000,000 shares of the Company's common stock and the cash advances made.

In August 1998, the Company entered into an Agreement of Sale with Greengold Corporation ("Greengold"), a Minnesota corporation whereby all of the Greengold Common Shares were exchanged for 1,900,000 Common Shares of the Company. Greengold is launching operations in North Carolina in 1998 to commercialize its patented Aquameal System, a process in aquaculture crop production using wastewater as a fertilizer source.

The Company is currently seeking new business activities unrelated to the provision of financial services.

        ELECTION NOT TO BE TREATED AS A BUSINESS DEVELOPMENT COMPANY

Business  Development  Company.    In  July, 1995, the Company elected to be
treated as a Business Development Company ("BDC") pursuant to Section 54 of the Investment Company Act of 1940 (the "1940 Act") due to management's believe that the receipt of securities from its client companies as partial payment for its consulting services made it subject to the provisions of the 1940 Act.

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

On October 21, 1980, the 1940 Act was amended by a series of amendments which
added sections 55 through  65.   These sections comprise the Small Business
Investment Incentive Act of 1980 (the  "SMIIA").    For purposes of the
SMIIA, a business development company is defined as a domestic closed-end company which is operated for the purpose of making certain types of investments and which makes available significant managerial assistance to
the companies in which it invests.      Generally, a company which elects to
be treated as a business development company, or intends within 90 days to so elect, is exempt from certain provisions of sections 1 through 53 of the 1940 Act.

To take advantage of these special regulatory provisions, a BDC must comply with sections 55 through 65 of the 1940 Act, which require, among other things, that:
     a. a majority of the BDC's directors must not be "interested persons" as defined in section 2(a)(19) of the 1940 Act;
     b. A BDC is restricted in the kind of investments it can make, i.e., at least seventy percent of the BDC's assets (excluding assets necessary to maintain the business, such as office furniture) must consist of securities of small, developing business or financially troubled businesses and such liquid assets as cash or cash items, Government securities or short-term, high quality debt securities;
     c. A BDC must annually furnish to its shareholders a statement, in such form and manner as the Securities and Exchange Commission may prescribe, about the risks involved in investing in a BDC due to the nature of its portfolio, and;
     d. A BDC must have a class of equity securities registered under the 1934 Act or have filed a registration statement under that section and must comply with the periodic reporting requirements under the 1934 Act, including annual reports, quarterly reports and reports of certain material changes, rather than with those in section 30 of the 1940 Act.

Due to the cessation of any operations relating to providing consulting services and receiving securities of its client companies as partial payment, due to the current business operations of the Company and its wholly owned subsidiary, along with the added cost of compliance to meet the requirements of the 1940 Act, the Board of Directors of the Company believes it would be economically beneficial to elect not to be treated as a BDC.

The Company is of the belief that its current activities as described above no longer subject it to being deemed to be an investment company under the 1940 Act. The effect of the affirmative vote to elect not be treated as a BDC is that the Company will not have to follow the restrictive provisions of sections 55 through 65 of the 1940 Act as described above. There can be no assurance that the Company's future operations will not fall under the 1940 Act and subject the Company to additional cost and requirements under
certain provisions of sections 1 through 53 of the 1940 Act.   The Company
will still be subject to the reporting requirements of the Exchange Act of 1934.

The Board of Directors unanimously recommends a vote FOR the proposal to
elect not to be treated as a BDC as soon as practicable.    Proxies solicited
by management will be so voted unless stockholders specify otherwise.

The affirmative vote of a majority of the shares of Common Stock of the Company represented and voting at the Annual Meeting is required for approval of the proposal.

   AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK AND TO GRANT EXCLUSIVE AUTHORITY TO THE BOARD OF DIRECTORS TO DETERMINE
      THE RIGHTS AND PREFERENCES OF THE PREFERRED STOCK

At a meeting of the Board of Directors held on March 26, 1998, the Board adopted a resolution amending the Articles of Incorporation to authorize a class of Preferred Stock and further to grant exclusive authority to the Board of Directors to determine the rights, preferences and restrictions of
the Preferred Stock.   The Board determined that the authorization of a
Preferred Class of Stock would be beneficial to the Company in its effort to acquire business opportunities.

The Board of Directors discussed the possibility that the Company may have a need for capital in the future and desires to have available a class of Preferred Stock for capital raising activities, including issuance to prospective investors as incentive for investors to invest in the Company.

The relative powers, rights, privileges and restrictions, if any, of this new class of Preferred stock would be determined by the Board of Directors prior
to issuance of any shares of stock.   All powers, rights, privileges and
restrictions applied to these shares of Preferred Stock will be filed with the Office of the Secretary of State pursuant to a Statement of Designations. The Board of Directors requests the power to determine the powers, rights, privileges and restrictions of the Preferred stock at a future date so that it may ascertain what powers, rights, privileges and restrictions would be the most beneficial to the Company and its shareholders while continuing to provide incentive to principals of targeted business opportunities and potential investors.

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


The Nevada Revised Statutes require that the preferences, limitations and relative rights of a class of stock be described in the Articles of Incorporation or in a resolution adopted by the Board of Directors, prior to
issuance of any shares of stock of such class.   If the relative rights and
preferences were identified presently in the Articles of Incorporation, a further amendment to the Articles of Incorporation may be required to amend
these rights, preferences and restrictions.   Allowing the Board of Directors
to determine the rights, preferences and restrictions of this stock by resolution would alleviate the need to file a further amendment to the Articles of Incorporation and would avoid any time sensitive problem which would exist if the Board of Directors were required to wait until the next annual meeting of the Shareholders to define the rights and preferences of the preferred stock.

The authority of the Board of Directors to issue Common or Preferred Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, since the issuance of Preferred Stock with voting powers, or the issuance of additional shares of Common Stock, would dilute the voting power
of the Common Stock and Preferred Stock then outstanding.   Such shares could
also be sold in private or public transactions to purchasers who might assist the Board of Directors in opposing a takeover bid which the Board determines not to be in the best interest of the Company and its stockholders.

The authority of the Board to issue Preferred Stock and to determine the relative rights, powers, rights, privileges and restrictions, if any, of one or more series of Preferred Stock of the Company could be used in a manner calculated to prevent the removal of management, and make more difficult or discourage an unwelcome change in control.

To effect the proposed amendment, the following resolution is presented for adoption by the shareholders:

	RESOLVED that Article III of the Articles of Incorporation entitled "CAPITAL STOCK" be deleted in its entirety and replaced with the following:

(a) "The number of share of stock that this Corporation is authorized to have outstanding at any one time shall be equal to Seventy Five Million Fifty Thousand (75,050,000) consisting of:

     1.   Fifty Thousand (50,000) Preferred Shares, $.001 par value.
     2.   Seventy Five Million (75,000,000 Common Shares, $.001 par value

(B) The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of Preferred Stock in series, and by filing an amendment pursuant to the Nevada Revised Statutes, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof, without shareholder action.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

   (a) The number of shares constituting that series and the distinctive designation of that series;
   (b) The dividend rate on the shares of that series, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
   (c) Whether that series shall have voting rights, and if so the terms of such voting rights;
   (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
   (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount shall vary under difference conditions and at different redemption dates;
   (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
   (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;
   (h) Any other relative rights, preferences and limitations of that series.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.


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

The Board of Directors has resolved that, subsequent to the creation of a class of Preferred Stock, it shall sell to L. Alan Schafler 250 shares each of Series A, B and C Convertible Preferred Shares at a price of $1.00 per
share.   The Series A shares shall convert upon the completion of the first acquisition by the Company. The Series B Convertible shall convert upon the Company's stock maintaining a minimum bid price of $1.00 for a period of 30
consecutive days.   The series C Convertible Preferred shall convert once the
Company's stock has maintained a minimum bid of $2.00 per share for a period of 30 consecutive days or when the earnings of the Company equal $.05 for a fiscal year.

Pursuant to his management agreement with the Company, Mr. Schafler shall receive compensation in the form of Series A through Series T (250 of each Series A - series T for a total of 5,000 preferred shares).
   Series D will convert when the annual earnings of the Company equal $.10 per share or when the Common Stock maintains a minimum bid of $3.00 per share for 30 consecutive days.
   Series E will convert when the annual earnings of the Company equal $.15 per share or when the Common Stock maintains a minimum bid of $4.00 per share for 30 consecutive days.
   Series F will convert when the annual earnings of the Company equal $.20 per share or when the Common Stock maintains a minimum bid of $5.00 per share for 30 consecutive days.
   Series G will convert when the annual earnings of the Company equal $.25 per share or when the Common Stock maintains a minimum bid of $6.00 per share for 30 consecutive days.
Series H through Series T will convert sequentially with each additional $.05 in annual earnings per share or with each $1.00 increase in the minimum bid value of the Company's Common stock for 30 consecutive days.

The Series A through T Convertible preferred shares shall be non-voting. Each Series A through T Convertible Preferred Share shall have a conversion rate of 1,000 Common Shares of the Company for each Preferred Share.

The Board of Directors has resolved that, subsequent to the creation of a class of preferred stock, Immune Technologies, Inc. shall receive 500 Series U Convertible Preferred stock which is convertible when the profits from the Company's division which is involved in the research and development and marketing of products based on new technology for the prevention and related therapy of infectious diseases in animals has profits equal to $1,000,000. Immune Technologies, Inc. shall received 500 Series V Convertible preferred stock which converts when said division of the Company's profits equal $2,000,000.

The Board of Directors has resolved that, subsequent to the creation of a class of Preferred Stock, Paul Skillicorn, President of the Greengold Corporation, now the Company's wholly owned subsidiary, pursuant to his employment agreement with the Greengold Corporation ("Greengold") and the Company as the parent corporation of the Greengold Corporation shall receive 1,000 Series W Preferred Shares which are non-voting, have a conversion rate of 1,000 Common Shares of the Company for each preferred share. The Series W Preferred shares shall be convertible when the combined net profits of Greengold and/or any successor company, subsidiary or division of Greengold and the Company engaged in businesses reliant in whole or in part on technologies inherent in and contributing to the patented Aquameal system as well as all other technologies developed by Mr. Skillicorn during his term of employment with Greengold (the "Qualified Technologies") has reached at least $1,000,000.

Mr. Skillicorn shall receive 1,000 Series X Preferred Shares which are non-voting, have a conversion rate of 1,000 Common Shares of the Company for each preferred share. The Series x Preferred shares shall be convertible when the combined net profits of Greengold and/or any successor company, subsidiary or division of Greengold and the Company engaged in businesses reliant in whole or in part on the Qualified Technologies has reached at least $3,000,000.

Additionally, Mr. Skillicorn shall receive 1,000 Series Y Preferred Shares which are non-voting, have a conversion rate of 1,000 Common Shares of the Company for each preferred share. The Series Y Preferred shares shall be convertible when the combined net profits of Greengold and/or any successor company, subsidiary or division of Greengold and the Company engaged in businesses reliant in whole or in part on the Qualified Technologies has reached at least $5,000,000.

The Company is not aware of any plans, arrangements or understandings to issue any other Preferred Share

The affirmative vote of a majority of the shares of Common Stock of the Company represented and voting at the Annual Meeting is required for approval of the amendment to the Articles of Incorporation.

The Board of Directors recommends a vote FOR the proposal to amend the Articles of Incorporation to authorize the class of preferred Stock. Proxies solicited by management will be so voted unless stockholders specify otherwise.

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

                           ELECTION OF BOARD OF DIRECTORS

Pursuant to the Bylaws, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause". The term of office of each officer of the Company is at the pleasure of the Company's Board.

The Executive Officers and Directors are:

L. Alan Schafler, age 59     President/Treasurer   June 1997
                                 Director          to present

MaryEllen Miles, age 36          Secretary         May 1993
                                                   to present

Erich Schmid, age 52             Director         November, 1997
                                                  to present

James Yanai, age  59             Director         November, 1997
                                                    to present


Resumes:

MaryEllen Miles.   Mrs. Miles is currently Secretary for the Company.   Mrs.
Miles worked full time as a foster care provider for Clear Creek County and was the President of Clear Creek Foster Parents Association from January, 1995 to
January, 1996.   From 1988 to 1991, she worked as a legal assistant at
Rothgerber, Appel, Powers & Johnson.   Mrs. Miles is certified as a Paralegal
through the Denver Paralegal Institute.   From 1986 to 1987, Mrs. Miles worked
as an Officer Manager for Lifespring, Inc., a corporation which conducts personal growth seminars in San Rafael, California. From 1984 to 1986, she worked as a Sale Administrator for J-Tron, Inc. in San Jose, California.

L. Alan Schafler.   Mr. Schafler has been President, Treasurer and a Director of the Company since June 1997 . Mr. Schafler has been the president of Alan Schafler & Associates for the last five years. During this time, Mr. Schafler has been a management consultant providing strategic planning and problem solving resource in a wide range of corporate disciplines. Mr. Schafler's specialty is the review and appropriate realignment of integrated corporate functions to maximize the growth and profitability of the business enterprise. Mr. Schafler obtained a B.B.A. degree in accounting from Hofstra University in 1957 and an MBA in Finance/Management from New York University Graduate School
of Business in 1959.   Mr. Schafler has attended continuing financial/management
post MBA studies and seminars at New York University Graduate School of
Business.   Mr. Schafler has been an instructor and advisor for Management
Decision Laboratory at the NYU Graduate School of Business. and attended and instructed programming and systems courses at the Systems Research Institute.

James Yanai.   Mr. Yanai is currently a Director of the Company.  He has worked as a buyer for Delta Floral Distributors for the last five years. Mr. Yanai attended El Camino College where he took business classes from 1962 to 1963.

Erich K. Schmid.   From 1994 to present, Mr. Schmid has been President of
Business Intermediary Services, Ltd., a business brokerage firm he co-founded specializing in middle-market transactions. Mr. Schmid has also been a Director
of Redneck Foods, Inc., a restaurant company from January 31, 1997.   From 1985
to 1994, Mr. Schmid was a Vice President with New South Business Ventures, Inc. and its predecessor T.C. Wilkinson, Jr. & Associates, Inc., general business
brokerage firms.   He is a member of the International Business Brokers
Association, Inc. and is a Certified Business Intermediary.   Mr. Schmid
earned a Bachelor of Science in industrial management and a Master of Science in management from the University of Akron in 1971 and 1996, respectively.

The Board of Directors unanimously recommends a vote FOR the election of L. Alan Schafler, Erich Schmid and James Yanai to the Board of Directors of the
Company.   Proxies solicited by management will be so voted unless
stockholders specify otherwise.

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

The affirmative vote of a majority of the shares of Common Stock of the Company represented and voting at the Annual Meeting is required for approval of the above Directors.

                        AMENDMENT TO CHANGE
                         NAME OF COMPANY

The Company's current focus of operations is in the aquaculture industry and the research, development and marketing of products for the prevention and adjuvant therapy of infectious diseases in humans and animals. The Company shall also pursue the acquisition of additional business in the future. The current name of the Company is long and appears to be difficult for consumers
to remember.    As a result, the Board of Directors approved a change of the name of the Company to Bionet Technologies, Inc. to more accurately reflect the current varying business operations of the Company and to promote consumer awareness and goodwill. The Board of Directors unanimously approves the proposed name change and recommends a vote FOR the proposed amendment to the Articles of Incorporation. Proxies solicited by management will be so voted unless stockholders specify otherwise.

The affirmative vote of a majority of the shares of Common Stock of the Company represented and voting at the Annual Meeting is required for approval of the above proposal.

                           APPROVAL OF SELECTION OF
                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors recommends for approval by the Shareholders the selection of James E. Sheifley & Associates, P.C. as the independent certified public accountants of the Company for the fiscal year ending January 31, 1999.

In additional to its principal service of examining the financial statement of the Company, James E. Scheifley & Associates, P.C. provided certain non-audit services for the Company during the preceding fiscal year and such
services were approved by management.   In approving the services, management
determined that the nature of the services and the estimated fees to be charged would have no adverse effect on the independence of the accountants.

Representatives of James E. Scheifley & Associates, P.C. are expected to be able via telephone at the Annual Meeting and to have the opportunity to make a statement should they desire to do so and to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to approve Winter, Scheifley & Associates, P.C. as the Company's auditors.

               STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables list the Company's stockholders who, to the best of the Company's knowledge, own of record or, to the Company's knowledge, beneficially, more than 5% of the Company's outstanding Common Stock; the total number of shares of the Company's Common Stock beneficially owned by each Director; and the total number of shares of the Company's Common Stock beneficially owned by the Directors and elected officers of the Company, as a group.

Shareholdings at Date of
This Prospectus

                                               Percentage of
                               Number & Class     Outstanding
Name and Address                 of Shares       Common Shares

L. Alan Schafler
2035 Staysail Lane
Jupiter, Florida 33477                   0             0%

Erich K. Schmid
40 Spring Hollow Lane
Fairview, NC 28730                  10,000           .31%

James Yanai
17600 Van Ness
Torrence, CA 90504                  67,000          1.28%

Timothy Miles and MaryEllen Miles
#9 Niblick
Hilton Head Island, SC 29938       451,183          14.08%


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

Elizabeth Gheen
9070 Coker Road
Salinas, CA 93907                  300,770          11.60%

Mitsuo Tatsugawa
220A San Benancio Road
Salinas, CA 93908                  360,924           11.26%

Stephen A. Jones
24285 Hillview Drive
Laguna Niguel, CA 92677            160,501           5.01%

All Directors & Officers
as a group (4)                     521,337           16.27%


<F1>Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.

Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

The following table sets forth certain summary information concerning the total remuneration paid or accrued by the Company, to or on behalf of the Company's Chief Executive Officer and the Company's executive officers determined as of the end of each of the last three years.

SUMMARY COMPENSATION TABLE

                                                                   Long Term Compensation
                   Annual Compensation                                 Awards                   Payouts
(a)             (b)        (c)            (d)         (e)            (f)            (g)        (h)     (i)
                                                      Other                                             All
Name                                                  Annual        Restricted                  LTIP   Other
and                                                   Compen-        Stock           Options/    Pay-  Compen-
Principal                   Salary         Bonus      sation        Awards           SARs       Outs   sation
Position          Year        ($)            ($)        ($)           ($)              ($)       ($)    ($)

Alan Schafler      1998      $52,500           -         -              -            $7,500(2)    -       -
President,
Treasurer
Chief Financial
  Officer

Timothy
 President,
 Treasurer
 Chief Financial
   Officer         1997       $17,500         -           -             -                -          -      -
                   1996     $ 177,000         -           -             -                -          -      -

 (1) No other officer has received compensation in the last three years.   The
above compensation refers to the year ended January 31, 1996, for the year ended January 31, 1997 and for the year ended January 31, 1998.

(2)In June 1997, Mr. Schafler received options Valued at $.01 per option to purchase 750,000 Common Shares of the Company exercisable at $.19 per Common Share for a period of three years.


Non-Qualified and Incentive Stock Option Plans.   During 1995, the Company
adopted the 1995 Non-Statutory Stock Option Plan which provides for granting to the Company's officers, directors, employees and certain other individuals who consult with or advise the Company, options to acquire 750,000 shares of
the Company's common stock.   The shares issuable under the 1995 plan are at
a price not less than 85% of the fair market value of the stock on the date
of grant.   The exercise periods of the options are not to exceed ten years.

The Plan was suspended by the Board of Directors on June 12, 1996 and any options granted in 1996 were suspended.

There is no plan or arrangement with respect to compensation received or that may be received by the executive officers in the event of termination of employment or in the event of a change in responsibilities following a change in control.

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
                  CERTAIN TRANSACTIONS

Changes in Control.   There are no arrangements, known to the Company,
including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

                 VOTING AND SOLICITATION OF PROXIES

Stockholders represented by properly executed proxies received by the Company prior to or at the Meeting and not duly revoked will be voted in accordance with the instructions thereon. If proxies will be voted in instructions are indicated thereon, such proxies will be voted in favor of Items 1 through 5 inclusive. Execution of a proxy will not prevent a stockholder from attending the Meeting and revoking his proxy by voting in person (although attendance at the Meeting will not in itself revoke a proxy). Any stockholder giving a proxy may revoke it at any time before it is voted by giving to the Company's Secretary/Treasurer written notice bearing a later date than the proxy, by delivery of a later dated proxy, or by voting in person at the Meeting. Any written notice revoking a proxy should be sent to Pratt, Wylce & Lords, Ltd., P.O. Box 7571, Hilton Head Island, SC 29938.

The Company's Board of Directors does not know of any other matters which will be presented for consideration at the Meeting. However, if any other matters which will be presented for consideration at the Meeting. However, if any other matters are properly presented for action at the Meeting, it is the intention of the person(s) named in the accompanying Form of Proxy to vote the shares represented thereby in accordance with their best judgment on such matters.

All costs relating to the solicitation of proxies made hereby will be borne by the Company. Proxies may be solicited by officers and directors of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names of those of their nominees for their reasonable expenses in forwarding soliciting material to their principals.

It is important that proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to sign and date the accompanying Form of Proxy and mail it in a timely fashion so that their vote can be recorded.

                             ADDITIONAL INFORMATION

The Company's Annual Report to Shareholders for the fiscal year ended January 31, 1997, including the consolidated financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

                             OTHER MATTERS

The Company is not aware of any other business to be presented at the Annual
Meeting.    If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

                          SHAREHOLDER PROPOSALS

Proposals by Shareholders intended to be presented at the Annual Meeting for the year ended January 31, 1999 must be received by the Company no later than November 15, 1998.


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